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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
                            as of December 31, 1996
      (excluding inactive subsidiaries and low income housing investments)


1.       Old Kent Bank
         Jurisdiction of Incorporation: Michigan

2.       Old Kent Bank
         Jurisdiction of Incorporation: Illinois

3.       Hartger & Willard Mortgage Associates, Inc.
         Jurisdiction of Incorporation: Michigan

4.       Vanguard Financial Service Corp.
         Jurisdiction of Incorporation: Illinois

5.       Old Kent Brokerage Services, Inc.
         Jurisdiction of Incorporation: Michigan

6.       Old Kent Mortgage Services, Inc.
         Jurisdiction of Incorporation: Michigan

7.       Old Kent Mortgage Company
         Jurisdiction of Incorporation: Michigan

8.       Guyot-Hicks-Anderson & Associates, Inc.
         Jurisdiction of Incorporation: Michigan

9.       Old Kent Financial Life Insurance Company
         Jurisdiction of Incorporation: Arizona

10.      National Pacific Mortgage Company
         Jurisdiction of Incorporation: California

11.      Republic Mortgage Corp.
         Jurisdiction of Incorporation: Utah